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                                                                     EXHIBIT 15


To the Board of Directors and Stockholders of Glenayre Technologies, Inc.
Duluth, Georgia

         We are aware of the incorporation by reference in the Registration Statements on Form S-8 of Glenayre Technologies, Inc. (Nos. 33-68766 and 333-81161) pertaining to the Employee Stock Purchase Plan, (Nos. 333-04635, 333-81155 and 333-37446) pertaining to the Glenayre 1996 Incentive Stock Plan, and (No. 333-38169) pertaining to the Open Development Corporation 1995 Stock Option Plan, the Open Development Corporation 1996 Stock Option Plan, and the Open Development Corporation 1996 Non-employee Director Stock Option Plan, of our reports dated August 4, 2003 and April 28, 2003 relating to the unaudited condensed consolidated interim financial statements of Glenayre Technologies, Inc. that are included in its Forms 10-Q for the quarters ended June 30, 2003 and March 31, 2003, respectively.


                                        /s/ Ernst & Young, LLP

Atlanta, Georgia
August 4, 2003




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